INDIVIDUAL GUARANTY

This GUARANTY is made and entered as of MARCH 29, 2004 (the "Effective Date") from CARNES, STEPHEN W. (the "Guarantor") to MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC. (together with such party's successors, assigns and corporate affiliates, referred to as "Secured Party")

WITNESSETH:

In consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to Dealer (as defined below), the Guarantor agrees as follows:

1. **DEFINITIONS**

a. **"Dealer"** shall mean the entity listed below, including any subsidiaries or affiliates of such entity, whether now in existence or hereinafter established or acquired:

SIGNATURE LEISURE, INC., a COLORADO corporation/LLP/LLC or resident or general partnership .

b. **"Indebtedness"** shall mean any obligation or indebtedness of any kind of Dealer to Secured Party, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, renewed or extended, or now or hereafter existing or due to become due.

2. **GUARANTY**

a. **Guaranty Obligations.** The Guarantor hereby unconditionally and absolutely guarantees (i) the full and prompt payment when due, whether by acceleration or otherwise, and at all times hereafter, of all Indebtedness and (ii) the full and prompt performance of all the terms, covenants, conditions and agreements related to the Indebtedness. The Guarantor further agrees to pay all expenses, including without limitation, attorneys' fees and court costs, paid or incurred by Secured Party in endeavoring to collect the Indebtedness, or any part thereof, and in enforcing the Guaranty, plus interest on such amounts at the lesser of 12% per annum or the maximum rate permitted by law. Interest on such amounts paid or incurred by Secured Party shall be computed from the date of payment made by Secured Party and shall be payable on demand.

b. **Absolute and Unconditional Nature of the Guaranty.** The Guarantor acknowledges that this Guaranty is a guaranty of payment and not of collection, and that its obligations hereunder shall be absolute, unconditional and unaffected by:

(i) the waiver of the performance or observance by Dealer of any agreement, covenant, term or condition to be performed or observed by Dealer;

(ii) the extension of time for the payment of any sums owing or payable with respect to the Indebtedness or the time for performance of any other obligation arising out of the Indebtedness;

(iii) the modification, alteration or amendment of any obligation arising out of the Indebtedness;

(iv) the failure, delay or omission by Secured Party to enforce, assert or exercise any right, power or remedy in connection with the Indebtedness;

(v) the genuineness, validity, or enforceability of the Indebtedness or any document related thereto;

(vi) the existence, value or condition of, or failure of Secured Party to perfect its lien against, any security pledged in connection with the Indebtedness:

(vii) the release of any security pledged in connection with the Indebtedness or the release, modification, waiver or failure to enforce any other guaranty, pledge or security agreement;

(viii) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the property, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment or other similar application or proceeding affecting Dealer or any assets of Dealer; or

(ix) the release or discharge of Dealer from the performance or observance of any agreements, covenants, terms or conditions in connection with the Indebtedness by operation of law or otherwise.

c. **Continuing and Unlimited Nature of the Guaranty.** The obligations of the Guarantor under this Guaranty shall be continuing and shall cover all Indebtedness existing as of the Effective Date of this Guaranty and Indebtedness existing at the time of termination of this Guaranty. This Guaranty shall be unlimited in amount and shall continue in effect until the Guaranty is terminated pursuant to Section 3 hereof.

d. **Waivers by Guarantor.** The Guarantor hereby expressly waives: (i) notice of the acceptance by Secured Party of this Guaranty; (ii) notice of the existence or creation or non-payment of all or any of the Indebtedness; (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (iv) diligence in collection or protection of or realization upon the Indebtedness, or any part thereof, any obligation under this Guaranty or any security for or guaranty of any of the foregoing, and (v) impairment of any collateral securing the Indebtedness.

e. **Authorization.** The individual signing below as, or on behalf of, Guarantor expressly authorizes Secured Party to obtain his or her consumer credit report for purposes of evaluating extensions of credit to Dealer, and expressly ratifies any such prior obtained report. If the Guarantor is a corporation/LLP/LLC or resident or general partnership , this Guaranty has been expressly authorized by Guarantor's Board of Directors pursuant to a Board of Director's resolution in form and substance satisfactory to Secured Party.

f. **Enforcement.** In no event shall Secured Party have any obligation to proceed against Dealer, any other entity or any security pledged in connection with the Indebtedness before seeking satisfaction from the Guarantor. Secured Party may, at its option, proceed, prior or subsequent to, or simultaneously with, the enforcement of its rights hereunder, to exercise any right or remedy it may have against Dealer, any other entity or any security pledged in connection with the Indebtedness.

g. **Reinstatement.** The Guarantor agrees that if at any time all or any part of any payment theretofore applied by Secured Party to any of the Indebtedness is or must be rescinded or returned by Secured Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Dealer), such Indebtedness shall, for purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Secured Party, and this Guaranty shall continue to be effective or reinstated, as applicable, as to such Indebtedness, all as though such application by Secured Party had not been made.

3. **TERMINATION**

a. **Payment of Indebtedness.** This Guaranty shall be terminated upon: (i) the payment by Dealer or the Guarantor, either joir ly or severally, of the aggregate amount of Indebtedness outstanding, and (ii) the payment of all obligations by the Guarantor which may be due to Secured Party under this Guaranty.

b. **Revocation.** This Guaranty may be revoked by the Guarantor effective ninety (90) days after written notice to Secured Party, by certified mail, to the address set forth below in Section 5 (c), or at such other address as Secured Party may from time to time specify. Such revocation shall i no way terminate or otherwise affect: (i) any obligations of the Guarantor existing on or prior to the effective date of such revocation or (ii) any obligations of the Guarantor arising after the effective date of such revocation with respect to any Indebtedness incurred by Dealer to Secured Party on or before the effective date of such revocation.

4. **EVENTS OF DEFAULT**

Any one or more of the following events shall constitute an Event of Default hereunder:

a. If Guarantor fails to make any payment hereunder and such failure shall continue for five (5) days after written notice from ecured Party;

b. If Guarantor fails to perform or observe any agreement, covenant, term or condition contained in this Guaranty (other tha the monetary obligations described in Section 4 (a) above and such failure shall continue for thirty (30) days after written notice from Secured Party:

c. If Guarantor makes an assignment for the benefit of creditors or fails to pay its debts as the same become due and payable;

d. If Guarantor petitions or applies to any tribunal for the appointment of a trustee or receiver of the business, estate or assets of any substantial portion of the business, estate or assets of Guarantor, or commences any proceedings relating to Guarantor under any bankruptcy, reorganization arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect;

e. If any such petition or application is filed or any such proceedings are commenced against Guarantor and Guarantor by ar act indicates its approval thereof, consent thereto or acquiescence therein, or any order is entered appointing any such trustee or receiver, or declaring Guaranto bankrupt or insolvent, or approving the petition in any such proceedings; or

f. Any suit or proceeding shall be filed against Dealer or Guarantor, which, if adversely determined could, substantiall impair the ability of the Guarantor or Dealer to perform any of their obligations with respect to this Guaranty or the Indebtedness, as determined by Secured Party in its sole and absolute discretion.

If an Event of Default under this Guaranty shall have occurred, in addition to pursuing any remedies which may be available to Secured Party with respect to the Indebtedness, Secured Party, at its option, may take whatever action at law or in equity Secured Party may deem necessary, regardless of whether Secured Party shall have exercised any of its rights or remedies with respect to any of the Indebtedness, and Secured Party may demand, at its option, that the Guarantor pay forthwith the full amount which would be due and payable hereunder as if all Indebtedness were then due and payable.

5. **GENERAL**

a. **Entire Agreement.** This Guaranty contains the entire and only agreement between the Guarantor and Secured Party wit respect to the guaranty of Indebtedness and any representation, promise, condition or understanding in connection therewith which is not expressed in this Guarant shall not be binding upon the Guarantor or Secured Party. All prior understandings and agreements related to the guaranty of the Indebtedness shall be superseded by this Guaranty as of the Effective Date.

b. **Application of Payments; Subrogation.** Any amounts received by Secured Party from any source on account of the Indebtedness may be applied by it toward the payment of such of the Indebtedness, and in such order of application, as Secured Party may from time to time elect. Notwithstanding any payments made by or for the account of the Guarantor, the Guarantor shall not be subrogated to any rights of Secured Party until such time as this Guaranty has been terminated in accordance with Section 3 (a) above.

c. **Notices.** All notices to the Guarantor shall be forwarded by express mail for overnight delivery to the address set forth below the Guarantor's signature, or such other address as the Guarantor may from time to time specify in writing to Secured Party. All notices to Secured Party shall be forwarded by express mail for overnight delivery (except for the notice given pursuant to Section 3 (b)) to the following address: Manheim Automotive Financial Services, Inc., 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319, Attention: Leon L. Lyon, or such other address as Secured Party may specify to the Guarantor in writing.

d. **Governing Law; Severability.** This Guaranty and all transactions hereunder shall be governed by and construed in accordance with the internal laws of the State of Georgia, where the Secured Party has its principal place of business, where payment is to be made and where the Secured Party negotiated the terms of this Guaranty, without reference to the conflict of laws principles of such State. Jurisdiction for the enforcement of this Guaranty shall exist in the courts of Georgia and in those of any state in which jurisdiction over Borrower is otherwise proper. Wherever possible, each provision of this Guaranty shall be interpreted in such manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, the remaining provisions of this Guaranty shall remain in full force and effect.

e. **Successors and Assigns.** All guaranties and agreements contained in this Guaranty shall bind the legal representatives, heirs, successors and assigns of the Guarantor.

f. **References to Guarantor.** Each reference to Guarantor herein shall be deemed to include the legal representatives, heirs, and agents of the Guarantor and their respective successors and assigns.

g. **Rights and Remedies of Secured Party.** No delays on the part of Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right hereunder or the failure to exercise same in any instance preclude other or further exercise of any other power or right, nor shall Secured Party be liable for exercising or failing to exercise any such power or right. The rights and remedies her under are cumulative and not exclusive or any rights or remedies which Secured Party may or will otherwise have.

h. **Financial Statements.** Upon Lender's request, Guarantor will provide Lender with Guarantor's audited financial statements as certified by Guarantor's independent certified public accountant or such other financial statements and information as Lender may request from time to time.

i. **Amendments.** This Guaranty may not be modified or amended except by a writing duly executed by the Guarantor. Any such modification or amendment must be expressly consented to in writing by Secured Party.

WHEREAS, this Guaranty has been executed by the Guarantor as of the Effective Date.

GUARANTOR: Stephen W. Carnes ← **SIGN HERE**

in his individual capacity

CARNES, STEPHEN W.

NOTARIZE

Address:

1111 N ORLANDO AVE

WINTER PARK, FL 32789

State of Florida)

)

County of Orange)

This instrument was acknowledged before me on March 29, 2004 by Stephen W Carnes (identified by driver's license number C652-799-63-371-0 from the State of Florida) for the purposes and in the capacity noted therein as his free and voluntary act.

Cynthia D Wainwright

Notary Public

Cynthia D. Wainwright
Commission #DD277120
Expires: Dec 22, 2007
Bonded Thru
Atlantic Bonding Co., Inc.